UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)
2590 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)

(408) 542-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HLIT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory.
2022 Executive and Key Contributor Incentive Plans
On February 1, 2022, the Compensation Committee (the “Committee”) of the board of directors (the “Board”) of Harmonic Inc. (the “Company”), following a review of the Company’s executive compensation program in conjunction with its outside compensation consultant, approved the adoption of the Harmonic (i) 2022 Corporate Executive and Key Contributor Incentive Plan (the “Corporate Plan”), (ii) 2022 Video Executive and Key Contributor Incentive Plan (the “Video Plan”) and (iii) 2022 Cable Access Executive and Key Contributor Incentive Plan (the “Cable Access Plan” and, together with the Corporate Plan and the Video Plan, the “Plans”). The participants in the Plans include the following executive officers of the Company:

Name	Position	Plan
Patrick J. Harshman	President and Chief Executive Officer	Corporate
Sanjay Kalra	Senior Vice President and Chief Financial Officer	Corporate
Nimrod Ben-Natan	Senior Vice President and General Manager, Cable Access Business	Cable Access
Neven Haltmayer	Senior Vice President, Video Research and Development	Video
Ian Graham	Senior Vice President, Global Sales and Video Services	Corporate
The Video Plan is comprised of non-GAAP gross profit, revenue and spending targets for the first fiscal half-year (“H1”) and full-year 2022. The Cable Access Plan is comprised of non-GAAP gross profit and spending targets for H1 and full-year 2022, and full-year bookings targets. The Corporate Plan is comprised of an equal blend of the Video Plan and Cable Access Plan, with spending targets applicable to the Video and Cable Access businesses replaced by corporate functional spending targets.
Payment of any bonus amounts based on performance against H1 targets and midyear-to-date achievement of full-year bookings targets will be made after the second fiscal quarter of 2022. Payment of bonus amounts based on full-year performance (net of any amounts paid at midyear) will be made following the end of fiscal year 2022.
For all Plans, a minimum threshold must be exceeded before any bonus payments will be made with respect to any Plan component, and in the event any of the full-year targets are surpassed, a Plan participant may receive total bonus payouts of up to a maximum of 200% of the portion of such participant’s full-year target bonus that is related to that metric.
The current base salary and full-year target bonus of each executive officer is as follows:

Name	Base Salary		Target Bonus as a % of Base Salary
Patrick J. Harshman	$567,666		125%
Sanjay Kalra	$442,000		76%
Nimrod Ben-Natan	$400,068	*	60%
Neven Haltmayer	$363,352		60%
Ian Graham	$331,946	**	100%
* Converted from Israeli Shekel
** Converted from British Pounds
Participants in the Plans must remain employed through the date that any bonus amount is paid in order to qualify for the bonus payment. The Committee, in its sole discretion, retains the right to amend, supplement, supersede or cancel any Plan for any reason, and reserves the right to determine whether and when to pay out any bonus amounts, regardless of the achievement of the performance targets.

Item 8.01.	Other Events.
On February 3, 2022, the Company issued a press release announcing that its Board approved a stock repurchase program, authorizing the Company to repurchase up to $100 million of its common stock. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release of Harmonic Inc. dated February 3, 2022, entitled "Harmonic Announces $100 Million Stock Repurchase Program."
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2022	HARMONIC INC.

	By:	/s/ Sanjay Kalra
Sanjay Kalra
Chief Financial Officer